                                   EXHIBIT 21

                 SUBSIDIARIES OF DANIELSON HOLDING CORPORATION

   NAME                                                 STATE OF INCORPORATION
   ----                                                 ----------------------
   Mission American Insurance Company..................       California

   SUBSIDIARIES OF MISSION AMERICAN INSURANCE COMPANY

   KCP Holding Company.................................       Delaware
   Danielson Indemnity Company.........................       Missouri
   Danielson Reinsurance Corporation...................       Missouri

   SUBSIDIARIES OF KCP HOLDING COMPANY

   Kramer Capital Consultants, Inc. ...................       New York
   National American Insurance Company of California...       California

   SUBSIDIARIES OF NATIONAL AMERICAN INSURANCE COMPANY
    OF CALIFORNIA

   Valor Insurance Company, Incorporated...............       Montana
   Danielson Insurance Company.........................       California
   Danielson National Insurance Company................       California
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